COLONIAL HIGH YIELD SECURITIES FUND
                                       FUND YIELD CALCULATION
                                    (CALENDAR MONTH-END METHOD)
                                 30-DAY BASE PERIOD ENDED 12/31/97



                                                a-b       6
                                  FUND YIELD = 2 ----- +1    -1

                                                c*d


                                           CLASS A     CLASS B       CLASS C
a = dividends and interest earned

    during the month                     $4,548,700   $3,879,994     $133,144

b = expenses accrued during the month       588,199      819,340       25,952

c = average dividend shares outstanding
    during the month                     82,406,844   70,294,254    2,412,327

d = class maximum offering price per share
    on the last day of the month              $7.59        $7.23        $7.23


           YIELD                               7.72%       7.34%        7.49%
                                               -----       ------       -----